Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ENDI Corp. of our report dated April 7, 2022 with respect to the financial statements of CrossingBridge Advisors, LLC as of December 31, 2021 and for the year then ended.

/s/ Brown, Edwards & Company, L.L.P.

Lynchburg, Virginia
January 18, 2023

BrownEdwards certified public accountants